UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 7, 2024

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MOFG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.    Other Events.
On June 7, 2024, MidWestOne Bank, the bank subsidiary of MidWestOne Financial Group, Inc., completed the sale to DFCU Financial ("DFCU") of its Florida banking operations, which consisted of one MidWestOne Bank branch in each of Naples and Ft Myers, Florida. This sale was made pursuant to a purchase and assumption agreement entered into on September 21, 2023.

The sale included all branch premises and equipment, and DFCU also assumed related operations and the employment of associated staff. In addition, the sale involved the assignment of deposits which totaled $133.3 million and loans which totaled $163.6 million as of June 7, 2024. DFCU paid a premium of 7.5% of the deposit balances transferred. As part of the cash settlement process, the payment to be made by DFCU to MidWestOne is expected to total approximately $44.1 million.

MidWestOne received financial advisory services from Hovde Group, LLC, and Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel. DFCU Financial received financial advisory services from Donnelly Penman & Partners, Inc. and Honigman LLP served as legal counsel.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	June 10, 2024	By:	/s/ BARRY S. RAY
Barry S. Ray
Chief Financial Officer